Exhibit 10.1

UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND IT MAY NOT BE SOLD, TRANSFERRED OF OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT AND SUCH LAWS AND THE RESPECTIVE RULES AND REGULATIONS THEREUNDER.

IMAGEWARE SYSTEMS, INC.

7.0% Convertible Note due February 14, 2009

$[_______]

November 14, 2008

FOR VALUE RECEIVED, the undersigned ImageWare Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (herein called the “Company”), hereby promises to pay to [___________], or order, the principal sum of [define amount] ($_______) (with interest on the unpaid balance thereof at the rate of 7.0% per annum from the date hereof), within three months commencing on November 14, 2008.   Until the principal hereof shall have become due and payable, interest will accrue and be added to the principal.

Payment of both principal and interest are to be made at the address shown on the Company’s books or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

In the event that interest or principal on this Note is not paid when due, then the principal and accrued interest of the Note may be declared immediately due and payable by the holder hereof. The Company agrees to pay, and save the holder hereof harmless against any liability for, any expenses arising in connection with the enforcement by the holder hereof of any of its rights under this Note.

This Note shall be convertible into securities of the Company as follows:

The principal amount of this Note plus accrued but unpaid interest thereon shall be convertible, at the option of the holder thereof, at any time after date hereof, into Common Stock.  The number of shares into which the Note is convertible shall be calculated by dividing the total outstanding principal and accrued but unpaid interest by $0.55 (Conversion Price).

The conversion of this Note into Common Stock shall be effected by the surrender of this Note, duly endorsed in blank, at the office of the Corporation, with written notice to the Corporation of the election to convert the same and shall state therein the name or names in which the securities included in the shares are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder certificates of Common Stock into which the Note was converted.

The Conversion Price of the Stock shall be subject to adjustment to reflect any stock splits.

This Note shall be construed and enforced in accordance with the laws of the State of California.

IMAGEWARE  SYSTEMS, INC.

By:________________________________
Wayne Wetherell, SVP and CFO